UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2013

GLOBAL VISION HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54050	27-2553082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19200 Von Karman, 6th Floor, Irvine, CA	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 281-6438
Registrant’s Fax Number, Including Area Code: (949) 281-3801

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement.

On April 3, 2013, Global Vision Holdings, Inc. (the “Company”) issued convertible promissory notes to accredited investors (the “Holders”) representing the aggregate principal amount of $134,000 (the “Notes”). The Notes were funded on April 3, 2013. The principal balance of each Note is convertible into Class B common stock of the Company, at the election of the Holder, beginning 180 days after the issuance of the Note. The conversion price under each Note is equal to 55% multiplied by the market price (as determined in accordance with the Note). Each Note has a term of up to two years. The Company has the right to prepay the principal and interest under the Note without penalty. Interest on each Note accrues at a rate of ten percent (10%) per annum. Each Note contains standard default provisions, including provisions for potential acceleration of the Note. The form of convertible note described above has been filed as Exhibit 99.1 hereto.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02              Unregistered Sales of Equity Securities.

The convertible notes described under Item 1.01 above was offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Regulation D promulgated thereunder. The offering was made to two “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Form of 10% Convertible Promissory Note issued April 3, 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL VISION HOLDINGS, INC.

Date: April 9, 2013	By:	/s/ Glen W. Carnes
Name: Glen W. Carnes Title: Chief Executive Officer

3

Exhibit Index

Exhibit No.	Description

99.1	Form of 10% Convertible Promissory Note issued April 3, 2013.